Exhibit 99.28(p)(ii)

THE BESSEMER GROUP, INCORPORATED

CODE OF ETHICS

November 2017

Table of Contents

Note from Marc Stern, Chief Executive Officer	1
A. BUSINESS ETHICS AND CONFLICTS OF INTEREST POLICY	2
1. Business Ethics	2
a. Mandatory Compliance with Law and Bessemer Trust Policies	2
b. Requirement of Cooperation and Candor	2
c. Prohibition on Unfair Competition	2
d. Personal Finances and Duty to Pre-Clear Securities Trading	2
e. Approval of Outside Activities	2
f. Duty to Protect Confidential Information	2
g. Accuracy of Financial Records and Periodic Reporting	3
2. Conflicts Of Interest	4
a. In General – Avoiding Self-Dealing and Personal Benefits	4
b. Gifts, Meals, and Entertainment Policy	5
B. OUTSIDE ACTIVITIES POLICY	9
1. Required Approval and Annual Disclosure of Outside Activities	9
2. Limits on Outside Employment	9
3. Limits on Compensation for Outside Activities	9
4. Limits on Serving in a Fiduciary Capacity	10
5. Limits on Serving as a Director or Officer of an Outside Organization	10
6. Speaking and Publishing	10
7. Politics	11
C. PERSONAL TRADING POLICY	12
1. Disclosure of Securities Holdings and Trades	12
2. Duty to Use Only Permitted Brokerage Accounts	12
3. Trade Pre-Clearance Requirement for All Covered Accounts	12
D. INSIDER TRADING POLICY	13
1. Prohibition on Insider Trading	13
2. Definition of Material Non-public Information	13
3. Reporting the Receipt of Material Non-public Information	13
4. Prohibition on Sharing Non-public Information	14
E. VIOLATIONS OF POLICY OR LAW AND PROTECTION FROM RETALIATION FOR REPORTING VIOLATIONS	15
1. Violations of Bessemer Trust Policy or Law	15

2. Reporting Violations of Bessemer Trust Policy or Law	15
3. Protection from Retaliation for Reporting Violations	15
F. CODE ADMINISTRATION	16
1. Annual Affirmation	16

Note from Marc Stern, Chief Executive Officer

Dear Colleague,

Trust is the foundation of all that we do. Clients count on us to put their interests first, while our owners and fellow colleagues rely on our shared commitment to the highest standards of integrity.

Our continued success depends on our ability to earn trust every day. The firm’s Code of Ethics sets out the core values and practices that guide us as we do our work with clients, colleagues, owners, regulators, and service providers. We ask that you become familiar with the Code so that you can recognize potential issues that may arise in key areas including:

- Business ethics and conflicts of interest;
- Gifts, meals, and entertainment;
- Outside activities;
- Personal trading;
- Non-public information; and
- Protection from retaliation for reporting violations.

If you believe a violation of this Code has occurred, it is essential that you contact the General Counsel or Chief Compliance Officer, or send an email to CodeofEthics@Bessemer.com. All reports will be reviewed, appropriate action will be taken, and the reporting Employee will be protected from retaliation. If you prefer to make an anonymous report, you may do so using the “Anonymous E-Mailer” tool on the intranet.

I feel fortunate to work in a collaborative environment with dedicated colleagues who want to do the right thing every day. After all, we are stewards of a firm that has built an enviable reputation over more than a century. Thank you for your ongoing commitment to Bessemer’s honesty, integrity, and compliance with the law.

Sincerely,
Marc Stern

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A.	BUSINESS ETHICS AND CONFLICTS OF INTEREST POLICY

1.	Business Ethics

a.	Mandatory Compliance with Law and Bessemer Trust Policies

The activities of Bessemer Trust must always be in full compliance with applicable laws, regulations, and Bessemer Trust policies, and it is the responsibility of every Bessemer Trust Employee (alternatively, “You”) to read and understand every policy and procedure that applies to them and their business unit. The advice of General Counsel should be sought when such laws, regulations, or policies are ambiguous or difficult to interpret, or when an Employee has any question about whether contemplated conduct is legal or ethical.

b.	Requirement of Cooperation and Candor

You must promptly and candidly inform Senior Management of all matters that are pertinent to Bessemer Trust’s financial position or operations. Similarly, complete cooperation and candor is essential and required in dealing with General Counsel, Compliance, and Bessemer Trust’s internal or independent auditors.

c.	Prohibition on Unfair Competition

Bessemer Trust engages in vigorous, but fair and ethical, competition in its business activities. Anti-competitive or unethical practices are prohibited, and any suspected unlawful or unethical activity should be reported to General Counsel promptly upon discovery.

d.	Personal Finances and Duty to Pre-Clear Securities Trading

Every Employee should manage his or her personal finances in a manner consistent with employment in a fiduciary institution. Employees are also subject to certain restrictions on their investment activities as set forth in the Bessemer Trust Personal Trading Policy, summarized below. Pursuant to that policy, all Bessemer Trust Employees must, among other things, (i) disclose all Covered Accounts for which they have Beneficial Ownership, and (ii) pre-clear securities trades in these accounts.

e.	Approval of Outside Activities

Outside Activities, such as serving as a board member or trustee, outside employment, political activities, writing or publishing, and public speaking engagements are subject to the Outside Activities Policy, set forth below. Pursuant to that policy, you must obtain pre-approval before participating in most Outside Activities.

f.	Duty to Protect Confidential Information
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Every Employee must carefully and diligently safeguard (i) every current, former, or prospective Employee or client’s confidential personal or financial information, and (ii) Bessemer Trust’s own proprietary information, including any lists of clients or prospective clients and information concerning any proprietary Bessemer Trust technology, products, processes, systems, tools, or programs (“Confidential Information”). Employees must exercise caution and discretion in using Confidential Information and in sharing it only with those who have a legitimate business need.1

i.	Requests for the Release of Confidential Information

Due to our shared obligation to protect our clients’ and Bessemer Trust’s privacy and information, care must be taken before Confidential Information is released. Employees may release Confidential Information to someone other than a client or its previously authorized representatives only after obtaining the consent of General Counsel or Fiduciary Counsel, the client, and any other necessary parties whose Confidential Information is at issue. You are also urged to confirm that any party who requests Confidential Information related to a family member or related entity has in fact been granted access rights to such information. For example, the beneficiaries of a trust do not have automatic rights to access information concerning the settlor or other family members or entities.

As set forth in the Retention of Outside Counsel Policy and Litigation, Investigation, and Subpoena Policy, the receipt of legal documents or court filings seeking documents or information, such as a subpoena, court order, or an inquiry from a regulator, should be referred to General Counsel as soon as possible, and no information should be released without General Counsel’s approval.

ii.	Prohibition on Personal Use of Confidential Information

You must not use Confidential Information to further any private interest or for any personal gain, including trading securities using inside information. Improper disclosure or use of such Confidential Information can result in civil or criminal penalties, both for the individual concerned and for Bessemer Trust, and disciplinary action up to and including termination of employment.

g.	Accuracy of Financial Records and Periodic Reporting

All officers of Bessemer Trust must ensure that Bessemer Trust’s books and records are maintained accurately and in accordance with Bessemer Trust policies and governing law and accounting rules. To this end, Senior Financial Officers must ensure that Bessemer Trust’s transaction and financial reporting systems and other procedures are maintained in a manner that ensures (a) all of Bessemer Trust’s business transactions are properly authorized and completely and accurately recorded in Bessemer Trust’s books and records in accordance with Bessemer Trust policies, governing law, and generally accepted accounting principles; (b) the retention or disposal of Bessemer Trust’s books and records is in accordance with Bessemer Trust’s Document Retention Policy and applicable legal and regulatory requirements; and (c) periodic financial reports will be delivered in a timely manner and in a way that demonstrates a high degree of clarity as to content and meaning in order to enable readers and users of the reports to accurately determine their significance and consequence.

1 These guidelines are in addition to the Non-Disclosure Agreement signed by Employees and Consultants at the commencement of their employment.

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Any Employee found to have knowingly submitted false information relating to Bessemer Trust’s books or records will be subject to disciplinary action up to and including termination of employment.

i.	Responsibilities of Senior Financial Officers

Senior Financial Officers will (a) ensure that Employees in Bessemer Trust’s financial departments are educated about any federal, state or local law, rule or regulation that affects the operation of Bessemer Trust’s financial departments or Bessemer Trust in general; (b) ensure that Bessemer Trust has adequate procedures to monitor compliance by Bessemer Trust’s financial departments with any applicable federal, state or local law, rule or regulation; and (c) promptly identify, report to General Counsel (in the manners discussed below), and correct any detected deviations from applicable federal, state or local law, rule or regulation. The advice of General Counsel should be sought whenever such laws or regulations are ambiguous or difficult to interpret. Senior Management of Bessemer Trust should also be familiar, and comply, with the requirements of Regulation O of the Federal Reserve System as to reporting certain bank borrowings. (See discussion of Regulation O in the Treasurer’s Loan Policy).

ii.	Reporting Financial Irregularities

In the event you become aware of or suspect any irregularity with respect to Bessemer Trust’s financial statements or internal accounting controls, Bessemer Trust has established a confidential reporting system to allow you to raise your concerns anonymously. Employees may report their concerns using either a confidential voice mailbox ((732) 694-5474) or using the “Anonymous E-Mailer” tool that can be found on the Bessemer Trust Intranet under the Applications tab (available here) Alternatively, Employees may detail their concerns in correspondence, with or without their name, to the Director of Internal Audit at this address:

Director of Internal Audit
The Bessemer Group, Incorporated
100 Woodbridge Center Drive
Woodbridge, New Jersey 07095

Employees can also report their concerns without anonymity by sending a detailed e-mail to Sarbox@bessemer.com.

2.	Conflicts Of Interest

a.	In General – Avoiding Self-Dealing and Personal Benefits

Bessemer Trust Employees are prohibited from using their position for private gain, to advance personal interests, or to obtain favors, gifts, or other personal benefits for themselves, a Member of their Family, a Member of the Family of a Bessemer Trust Employee, or any other individuals or Organizations.2 Instead,

2 Employees who are Registered Representatives of Bessemer Investor Services, Inc. are also subject to the “Gifts and Gratuities” policy contained in the Bessemer Investor Services Written Supervisory Policies and Procedures Manual, if they give or accept gifts, meals, or entertainment while acting in that capacity. However, in the ordinary course of business Bessemer Investor Services does not give gifts, meals, or entertainment, nor does any Registered Representative give or receive gifts, meals, or entertainment from any individual or entity while acting in that capacity.

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you are obligated to act in Bessemer Trust’s best interests, and in the best interests of our clients and owners, without regard to your personal or financial interests or relationships. Accordingly, you are expected to recognize and avoid situations where your personal or financial interests or relationships might influence or appear to influence your judgment, or the judgment of others, on matters affecting the firm or its clients, prospects, or vendors.

Prohibited conflicts of interest can arise even when there is only a possibility or opportunity for an actual conflict to occur. Thus, although you may not intend to create a conflict of interest, you should manage your work and affairs to avoid even the appearance of such a conflict. If you have any doubt about a particular situation, you should contact your immediate supervisor and General Counsel to discuss the matter.

If you believe or suspect that you have been inadvertently placed in a potentially conflicted or compromised position due to your personal or professional relationship with a Member of Your Family, a Member of the Family of another Bessemer Trust Employee, or a client, prospect, or vendor, you must (i) immediately report the circumstances to your manager or department head, Compliance, and General Counsel, and (ii) avoid or discontinue the activity until the matter has been reviewed and you are given further instructions.

From time to time, romantic relationships may exist or develop between a Bessemer Trust Employee and a client (or family member), prospective client (or family member), or vendor (or the vendor’s employee). Such relationships can pose serious conflicts of interest, either in fact or in appearance, and are strongly discouraged. Accordingly, you must report the existence of any such relationship to the Head of Human Resources.

b.	Gifts, Meals, and Entertainment Policy

Because of the heightened potential for conflicts to arise when gifts, meals, and entertainment are given or received, as set forth below, your ability to do so is limited to those reasonable and customary circumstances that are unlikely to create even the appearance of a conflict. Thus, accepting or giving gifts, meals, and entertainment requires reporting and approval by your immediate supervisor, Compliance, and Legal in many circumstances.3 As used in this policy, a “gift” includes any type of personal benefit, including merchandise (e.g., an iPad or bottle of wine) or any type of payment or compensation, gratuity, discount, charitable donation or political contribution made on your or a client’s behalf or at a third-party’s request, service, loan, legacy, investment opportunity, or other item of monetary value.4 A “meal” includes food or drinks at any location, including in a private home. “Entertainment” includes events and experiences such as sporting events, performances, galas, benefits, golf outings, boating or fishing trips, and other similar out-of-office

3 Consultants are generally not subject to the Gift, Meals, and Entertainment Policy unless the giving or receipt of a gift, meal, or entertainment is related to the Consultant’s work for Bessemer Trust.

4 Charitable contributions made to charities for which clients, prospects, or service providers serve as officers, directors, or trustees are considered gifts to the client, prospect, or service provider. Please note that under Bessemer Trust’s Corporate Transaction Review and Approval Policy, charitable donations of $1,000 or more require the approval of Bessemer Trust’s President and Chief Financial Officer before they can be reimbursed as a part of an expense report. Please also note that Bessemer Trust will not reimburse Employees for political contributions under any circumstance.

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experiences. However, tickets to an event or access to an experience are considered gifts – not entertainment – if the host simply provides the tickets or access to the experience (e.g. a complimentary round of golf) but does not also attend the event.

i.	Limits on Receipt of Gifts, Meals, and Entertainment

Although you must not solicit gifts for yourself, a Member of Your Family, or anyone else in connection with Bessemer Trust’s business, you may accept a gift, meal, or entertainment if doing so has no potential to impact the performance of your duties to Bessemer Trust or its clients. Thus, whether a gift, meal, or entertainment can be accepted depends on: (i) Bessemer Trust’s relationship to the party providing the gift, meal, or entertainment, (ii) the value of the gift, meal, or entertainment, and (iii) with respect to meals or entertainment provided by vendors or other service providers, how often meals or entertainment are offered.5 Thus, you are required to report gifts, meals, or entertainment as follows:6

Source and Type of Benefit	Must it be Reported?	Must it be Approved?
Brokers or Investment Managers[7]: • Gifts and branded marketing items	Yes	Only if valued at $100 or more
• Meals and entertainment	Yes	Only if valued at $200 or more
All other vendors/service providers: • Gifts	Yes	Only if valued at $100 or more
• Branded marketing items	Only if valued at $100 or more	Only if valued at $100 or more
• Meals and entertainment	Only if: • you attend an event with the same vendor more than once in the same calendar quarter; or • valued at $500 or more per person	Only if: • you attend an event with the same vendor more than once in the same calendar quarter; or • valued at $500 or more per person

5 Under federal bank bribery laws, gifts can never be accepted in connection with a specific transaction or discretionary act. Similarly, the receipt of gifts or entertainment by advisors to mutual funds, among others, may violate section 17(e)(1) of the 1940 Act and other laws if the gifts or entertainment are given by a vendor for the purpose of inducing the recipient or their firm to purchase or sell fund assets by or through the vendor. Instead, any entertainment or gifts accepted from vendors should be connected to a legitimate business or educational meeting.

6 Items received by a Member of Your Family who is also a Bessemer Trust client are not subject to these rules.

7 Brokers refers to brokers who may be selected by Bessemer Trust for trading purposes, and would also apply to other counterparties such as futures commission merchants or other intermediaries. Investment managers refers to investment managers who are or may be seeking to be included in a Bessemer Trust or Old Westbury fund, including seeking to serve as a sub-advisor in a mutual fund or soliciting an investment in a commingled private fund that they will manage.

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Prospects or clients: • Gifts	Only if valued at $100 or more	Only if valued at $100 or more
• Meals and entertainment	Only if valued at $500 or more per person	Only if valued at $1,000 or more person
Colleagues outside your department[8]: • Gifts, meals, or entertainment	Only if valued at $100 or more	Only if valued at $100 or more

Your immediate supervisor, Compliance, and Legal must each approve of all gifts, meals, and entertainment for which approval is required, and you should seek approval in advance of accepting gifts, meals, and entertainment whenever possible. To seek approval or report an item, please use the Gift Reporting Workflow under the Applications menu on the Bessemer Trust Intranet (and available here).

ii.	Limits on Giving Gifts, Meals, and Entertainment

Because Bessemer Trust officers and Employees generally must not use gifts as a means to solicit a business relationship, the giving of most gifts is also subject to limitations, reporting, and approval in most circumstances. Whether a gift can properly be given under this policy depends on (i) the purpose of the gift, and (ii) the value of the gift, as set forth below.

Type of Benefit	Must it be Reported?	Must it be Approved?
Gifts celebrating “life events” (births, civil unions, etc.)	Only if valued at $100 or more	Only if valued at $100 or more
Any other type of gift	Yes	Only if valued at $100 or more
Meals or entertainment	No	No
Bessemer Trust marketing items	No	No

Your immediate supervisor, Compliance, and Legal must each approve of all gifts for which approval is required, and you should seek approval in advance of giving gifts whenever possible. To seek approval or report an item, please use the Gift Reporting Workflow under the Applications menu on the Bessemer Trust Intranet (and available here).

iii.	Additional Restrictions on Giving Gifts

Bessemer Trust’s activities must always be in full compliance with all anti-bribery laws, including the Foreign Corrupt Practices Act, which prohibits making payments to foreign public officials to obtain business or a license. Accordingly, in addition to the restrictions noted above, no Bessemer Trust Employee shall give any gift or other personal benefit of any amount to a local, state, national, or foreign government official (including any person employed by or representing a foreign government, officials of

8 Gifts, meals, or entertainment received from Employees within your department are not reportable or subject to approval. Further, where reporting or approval is required, only the Employee receiving the gift, meal, or entertainment is responsible for the reporting and approval obligations noted above.

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a foreign political party, officials of public international organizations, and candidates for foreign office) under any circumstances if Bessemer Trust is seeking to conduct business with the government agency or to receive any discretionary action, license, or authority to do business from a government official or agency. Similarly, no Bessemer Trust Employee shall seek to influence the outcome of the hiring of an investment adviser by any government entity by making a political contribution to any individual who is or may become directly or indirectly responsible for, or able to influence the outcome of, such hiring.

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B.	OUTSIDE ACTIVITIES POLICY

This Outside Activities Policy places certain limitations on activities that are engaged in outside of an Employee’s employment at Bessemer Trust.9 These limitations are necessary to help ensure that Employees’ Outside Activities do not interfere, compete, or conflict with Bessemer Trust’s duties or commitments to its clients or put Bessemer Trust’s reputation at risk.

1.	Required Approval and Annual Disclosure of Outside Activities

All requests for approval of Outside Activities must be generated through the My Workflow application on the Bessemer Trust intranet.10 Thereafter you must also confirm annually that you (i) continue to participate in all previously-approved activities and (ii) have disclosed and received approval for any outside activities that require approval under this policy.

2.	Limits on Outside Employment

All outside employment requires the prior approval of your immediate supervisor, Compliance, and General Counsel.

Officers holding the title of Principal or above and certain managers, supervisors, professionals, and technical experts, are expected to devote all of their working energies to the performance of their duties at Bessemer Trust and, therefore, will not be permitted to engage in outside employment in most circumstances. When a request for the approval of outside employment is made by officers holding the title of Principal and above, General Counsel may also deem it necessary to consult with the Chief Executive Officer or President of Bessemer Trust before addressing the request.

As set forth above, Outside Activities should not compete or conflict with, or have the potential to compete or conflict with, Bessemer Trust’s duties to its clients or put Bessemer Trust’s reputation at risk. For that reason, no outside employment or activity will be approved that might subject Bessemer Trust to criticism or that will encroach upon your working time, interfere with your regular duties, conflict with your work at or duties to Bessemer Trust or its clients, or necessitate such long hours as to affect your effectiveness at performing your work for Bessemer Trust or its clients. In addition, you are prohibited from performing any services for clients on non-working time that are normally performed by Bessemer Trust personnel.

3.	Limits on Compensation for Outside Activities

As a general matter, Bessemer Trust officers holding the title of Principal or above may not accept compensation, other than the reimbursement for reasonable expenses, for any outside employment,

9 The Outside Activities Policy applies to all Employees but does not apply to Consultants.

10 You should select “Inter-Departmental Request” under the “Initiate” menu. You should then click “Choose a Request” and then select “Outside Business Activity” under the “Compliance” menu then to initiate the Workflow.

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serving as a director, trustee, or fiduciary, speaking or publishing, or any other activity. Exceptions require the approval of your supervisor, Compliance, and General Counsel, who may also consult with the Chief Executive Officer or President of Bessemer Trust before addressing the exception request. Any request to receive compensation for serving as a co-fiduciary with Bessemer Trust requires the approval of Bessemer Trust’s Board of Directors.

4.	Limits on Serving in a Fiduciary Capacity

You may not accept appointment as an administrator, trustee, executor, guardian or any other fiduciary capacity, including serving as a co-fiduciary with any Bessemer Trust entity, without the prior approval of your immediate supervisor, Compliance, and General Counsel, who may consult with the Chief Executive Officer or President of Bessemer Trust before addressing the request. Serving as a fiduciary for a family member or dependent is excluded from this pre-approval requirement but must be reported as an Outside Activity.

5.	Limits on Serving as a Director or Officer of an Outside Organization

Serving as a director or officer of an outside Organization is generally permissible only in furtherance of legitimate charitable, academic, or professional interests or where such service may provide a benefit to Bessemer Trust, and serving as a director of any public company or other operating company is generally not permitted. As a result, you may not accept appointment as a director, officer, or member of a governing body, of any outside Organization without the prior approval of your immediate supervisor, Compliance, and General Counsel, who may consult with the Chief Executive Officer or President of Bessemer Trust before addressing the request.

Serving as a director or officer of an outside Organization in which a Bessemer Trust client has a significant financial interest, is strongly discouraged. Further, if serving in such a role is approved by your immediate supervisor, Compliance, and General Counsel, you may not accept compensation for such a role unless approved in advance by the Chief Executive Officer.

Participation in community organizations such as Parent Teacher Associations, condo and coop boards, religious organizations, and youth sports programs is encouraged and no prior approvals are required, unless the role involves the handling or oversight of the organization’s funds or accounts, in which case the activity must be submitted for approval as outlined above.

6.	Speaking and Publishing

Bessemer Trust Employees are generally permitted to give speeches or presentations, or publish articles or other written work. The content of speeches, presentations, articles, or other communications made in an Employee’s capacity as a Bessemer Trust Employee generally must be approved in advance (i) as set forth in the Bessemer Trust Written Communications Policy, and (ii) by the Employee’s manager.

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Prior approval is not required if an Employee appears or publishes in their individual capacity, but prior notice generally should be given to the Employee’s manager. Such appearances or publications should normally not identify the Employee as a Bessemer Trust Employee or representative. If the Employee is identified as a Bessemer Trust Employee or representative, any presentation must include a statement, notice, or other indication to the effect that: “The opinions and materials contained herein do not reflect the opinions and beliefs of the author’s employer.”

7.	Politics

Federal and state law generally prohibits Bessemer Trust or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of value that is directly or indirectly in connection with any election to political office. Employees are permitted to make political contribution in their own names as long as no endorsement by Bessemer Trust is expressed or implied. However, as noted above, Bessemer Trust Employees shall not seek to influence the outcome of the hiring of an investment adviser by any government entity by making a political contribution to any individual who is or may become directly or indirectly responsible for, or able to influence the outcome of, such hiring.

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C.	PERSONAL TRADING POLICY

Bessemer Trust’s Personal Trading Policy and Personal Trading Procedures are incorporated by reference into this Code and are summarized below.11

1.	Disclosure of Securities Holdings and Trades

Employees must disclose all Securities Holdings and Covered Accounts in which they have Beneficial Ownership upon being hired. Thereafter, Employees must disclose any new Covered Accounts and all trading and holdings of Covered Securities within thirty days of the end of each quarter and year.

2.	Duty to Use Only Permitted Accounts

All Covered Accounts must be maintained through an approved broker-dealer, and Employees must promptly notify Compliance of the opening of any such account.12

3.	Trade Pre-Clearance Requirement for All Covered Accounts

Employees must pre-clear with Compliance all purchases or sales of Covered Securities in Covered Accounts. Employees must also obtain Compliance approval before directly or indirectly acquiring Beneficial Ownership of any security in an Initial Public Offering or a Limited Offering.13

11 This section is only a brief summary of the Bessemer Trust Personal Trading Policy and Personal Trading Procedures. All Employees are required to read and comply with the full text of the Policy and Procedures. The Policy and Procedures also define certain of the terms used in this summary.

12 As noted in the Personal Trading Policy, in addition to accounts that Employees hold directly or indirectly, Employees are also presumed to have Beneficial Ownership of any accounts held by, or in the name of, their spouse, their minor children, or any relative who shares the Employee’s home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the Employee with sole or shared voting or investment power.

13 In order to facilitate the pre-clearance process for most securities traded on U.S. exchanges, Employees should use the Employee Trading Pre-clearance Tool (“PTool”), which can be found on the Applications menu of the Bessemer Trust intranet site (and is available here). If the trade is not or cannot be pre-cleared through PTool, Employees must pre-clear the transaction by e-mailing complete transaction details to PersonalTrading@Bessemer.com.

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D.	INSIDER TRADING AND PROHIBITED TRADING PRACTICES POLICY

Bessemer Trust’s Insider Trading and Prohibited Trading Practices Policy is incorporated by reference into this Policy and summarized below.14

1.	Prohibition on Insider Trading

Buying, selling, or recommending securities by or for a Bessemer Trust Employee, a Member of Their Family, a Bessemer Trust client, a Bessemer Trust portfolio, or any other person or Organization while in possession of material non-public information is prohibited by law and this Policy. Violations of this prohibition can result in immediate termination of employment and a referral to regulatory authorities.

2.	Definition of Material Non-public Information

Information about an issuer of securities or the value of securities is considered “material” if a reasonable investor would view the information as significantly altering the “total mix” of information available about the issuer or a security. In other words, information is material if it would affect a reasonable investor’s decision to buy or sell securities.15

Information about an issuer of securities or the value of securities is considered “non-public” if it has not been publicly disclosed by the issuer or is not otherwise in the public domain. Any questions about whether information meets these definitions should be referred to Compliance.

3.	Reporting the Receipt of Material Non-public Information

You must notify Compliance immediately if you receive material non-public information or believe that another Bessemer Trust Employee or client is trading or attempting to trade while in possession of such information.16 The impacted securities will then be placed on a restricted list that prohibits trading in such securities by any Bessemer Trust Employee for any reason, whether for themselves, a client, a Bessemer Trust portfolio, or any other person.

14 This section is only a brief summary of the Bessemer Trust Insider Trading and Prohibited Trading Practices Policy, and you are required to read and comply with the full text of that policy. That policy also defines certain of the terms used in this summary.

15 While a wide variety of information about an issuer of securities or the value of securities could be considered material, items of particular concern include knowledge of the following: pending orders for an issuer’s products or services; pending changes to analyst recommendations or credit ratings; the grant of a patent or other approval by a government agency, such as FDA approval of a new medicine; corporate finance activity; mergers, acquisitions, or divestitures; advance information about an issuer’s earnings or financial condition, including its solvency.

16 Such reports should be made in writing to the internal “Compliance” e-mail address.

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Any doubt about whether a Bessemer Trust Employee or client is in possession of material non-public information should be resolved by reporting the information and ceasing all trading or recommendation of the securities.

4.	Prohibition on Sharing Non-public Information

Other than notifying Compliance as directed above, the communication of non-public information to any other person or Organization for any reason is prohibited by law and this Policy. Doing so can result in immediate termination of employment and a referral to regulatory authorities.

5.	Other Prohibited Trading Practices

As set forth more fully in the Insider Trading and Prohibited Trading Practices Policy, in addition to avoiding trading while in possession of material non-public information, you must also avoid additional prohibited trading practices, including:

a)	High-risk trading activities using puts, calls, and other derivatives;
b)	Front running or tailgating client or firm trades;
c)	Trading based on information learned from investment advisors to Bessemer Trust or the Old Westbury funds;
d)	Selectively disclosing information about Bessemer Trust or Old Westbury investment strategies or transactions, and fund or client account holdings;
e)	Spreading rumors about securities; and
f)	Market timing and late trading.
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E.	VIOLATIONS OF POLICY OR LAW AND PROTECTION FROM RETALIATION FOR REPORTING VIOLATIONS

1.	Violations of Bessemer Trust Policy or Law

Engaging in ethical and lawful conduct and maintaining and enhancing Bessemer Trust’s reputation are shared responsibilities of all Employees. Violations of this Code of Ethics, any other Bessemer Trust policy, or any law or regulation can lead to disciplinary action which may include, without limitation, one or more of a warning or letter of reprimand, demotion, loss or reduction of merit compensation increases or discretionary incentive compensation awards (including bonuses), suspension without pay, or termination of employment. Bessemer Trust is also obligated to report conduct by its Employees to governmental and regulatory agencies in certain circumstances.

2.	Reporting Violations of Bessemer Trust Policy or Law

To facilitate the prompt resolution of any potential or actual violations of this Code, any other Bessemer Trust policy, including Bessemer Trust’s employment and non-discrimination policies, or any law or regulation, you must promptly report any suspected or actual violations to General Counsel. If there is any question concerning whether a circumstance violates policy or law, Employees should err on the side of reporting such circumstances. To report a suspected or actual violation, please send an e-mail to Code_of_Ethics@Bessemer.com. All reports will be promptly considered and appropriate action will be taken.

Reports of violations or suspected violations will be kept confidential to the extent possible, and, as set forth below, you will be protected from retaliation for making a report. If you wish to report such circumstances anonymously you may do so using the “Anonymous E-Mailer” tool that can be found on the Bessemer Trust Intranet under the Applications tab (or by clicking here).

3.	Protection from Retaliation for Reporting Violations

No Bessemer Trust Employee will suffer any form of retaliation or any adverse employment consequence as a result of making a good faith report of any potential or actual violations of the Code or any other Bessemer Trust policy, including Bessemer Trust’s employment and non-discrimination policies, or any law or regulation. As a result, any Bessemer Trust Employee who retaliates against another Employee for making a good faith report is subject to discipline up to and including termination of employment.

This non-retaliation policy is intended to encourage and enable Employees and others to voice their concerns within Bessemer Trust rather than seeking resolution outside of the company. Employees who believe that they or any other Bessemer Trust Employee have been the subject of retaliation should promptly report such circumstances to General Counsel or use the “Anonymous E-Mailer” tool (available here).

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F.	CODE ADMINISTRATION

1.	Annual Affirmation

You must affirm on an annual basis that you understand, have adhered to, and will adhere to, this Code and each of its mandates, prohibitions, and reporting requirements. In making that affirmation, you will be affirming, among other things, the following:

a.          Business Ethics and Conflict of Interest Policy: That you have reported any real or potential conflicts of interest and have not obtained any prohibited personal benefits from their work at Bessemer Trust.

b.          Outside Activities Policy: That you have reported and, if necessary, received approval for all covered Outside Activities.

c.          Personal Trading Policy and Insider Trading and Prohibited Trading Practices Policy: That you have disclosed all Covered Accounts and Securities Holdings, have pre-cleared all covered trades, and have not engaged in insider trading or other prohibited trading practices as defined in the Insider Trading and Prohibited Trading Practices Policy.

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GLOSSARY

Beneficial Ownership: Employees are considered to have “Beneficial Ownership” of any Covered Securities or Covered Account in which they have a direct or indirect financial interest. A “financial interest” is defined broadly and means any opportunity, directly or indirectly, to profit, or share in any profit derived from, a transaction in the subject securities.

For the avoidance of doubt, Employees have a “direct financial interest” in any securities that they hold in their own name, either individually or jointly. Employees have an “indirect financial interest” in any securities held by their spouse or domestic partner (whether or not such legal status is recognized by local law), their minor children, any other person who shares their home, and any other person to whom they provide primary financial support.

Employees also have an indirect financial interest in any securities held by an entity or person with whom they have a contractual or other relationship that provides them with any financial interest in, or with sole or shared voting or investment power over, the securities. Such entities and relationships include, among other things, partnerships in which an Employee is a general partner, trusts of which an Employee is a trustee, estates of which an Employee is an executor, securities for which an Employee acts as custodian, and any investment club (or similar) in which an Employee is a member.

Bessemer Trust: The Bessemer Group, Incorporated and its subsidiaries, and each of them.

Chief Fiduciary Counsel: Bessemer Trust’s Chief Fiduciary Counsel or external fiduciary counsel.

Commodities: Any commodity option, future, or similar agreement to purchase or sell a commodity for delivery in the future.

Compliance: The Compliance Department of Bessemer Trust.

Consultant: Third-parties who provide services to Bessemer Trust in exchange for a fee. Generally speaking, Consultants are not provided access to the Bessemer Trust email system or other information systems and do not work in a Bessemer Trust office. Consultants are generally not deemed to be an “Access Person” under the Advisers Act.

Covered Account: Any trust, brokerage, custodial or similar account that holds Covered Securities in which an Employee has a Beneficial Ownership, or in which an Employee can effect a transaction in Covered Securities in which they will have Beneficial Ownership

As noted above, this includes any accounts held by, or in the name of, an Employee’s spouse, minor children, or any relative who shares the Employee’s home, or other persons by reason of any contract, arrangement, understanding or relationship that provides an Employee with sole or shared voting or investment power.

Covered Security: “Covered Security” includes, among other security types, stocks, bonds, notes, debentures (collectively “Securities”), Commodities, any option to buy or sell Securities or Commodities, and investments in private placements, special investment plans, or other private offerings, including any

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investment in Bessemer Trust alternative funds. Certain cryptocurrencies may also be considered Covered Securities.

Exchange Traded Funds (“ETFs”) and Unit Investment Trusts are also considered Covered Securities, but only ETFs are required to be pre-cleared as set forth in the Bessemer Trust Personal Trading Policy and Procedures. A “Covered Security” does not include: (a) United States government securities, (b) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (c) shares issued by money market funds, and (d) shares issued by any open-end investment companies registered under the 40 Act.

Employee: Every employee, whether full or part time, of any Bessemer Trust entity and any consultants deemed to be Employees by Human Resources. Such a person is also deemed an “Access Person” under the Advisers Act.

Fiduciary Account: Any account for which Bessemer Trust is a named fiduciary, such as a trust where Bessemer Trust is serving as trustee or an estate where Bessemer Trust is serving as personal representative.

General Counsel: The Legal Department of Bessemer Trust.

Human Resources: The Human Resources Department of Bessemer Trust.

Initial Public Offering: Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited Offering: Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Managing Director: A Bessemer Trust officer who holds the title of Managing Director.

Member of Their Family/ Member of Your Family/Member of the Family of a Bessemer Trust Employee: Any (i) near relative of a Bessemer Trust Employee, including their spouse, domestic partner, children, parents, siblings and dependents, (ii) individual or Organization that represents or acts as agent or fiduciary for those named, (iii) and other individuals or Organizations through which those named may receive a personal benefit.

Organization: Any corporation, partnership, association, joint venture, club, or other society or entity, either formal or otherwise.

Outside Activities: Any activity outside of an Employee’s work at Bessemer Trust that involves (i) employment with another organization, (ii) serving as a director, trustee, or fiduciary for any individual or organization, or (iii) any speaking, writing, or political activity that might suggest or imply a connection with or the endorsement of Bessemer Trust.

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Securities Holdings: All Covered Securities and Old Westbury Funds in which an Employee has Beneficial Ownership.

Senior Management: Any officer who holds the title of Managing Director or above.

Senior Financial Officer: Bessemer Trust’s Chief Executive Officer, Chief Financial Officer, Controller, and Director of Corporate Tax.

SIDD Committee: The Special Investments and Discretionary Distributions committee of any Bessemer Trust entity that serves in a fiduciary capacity.

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THE BESSEMER GROUP, INCORPORATED

PERSONAL TRADING POLICY

I.	Executive Summary

Bessemer Trust has adopted this Personal Trading Policy (the “Policy”) to facilitate the supervision of, and to prevent insider trading in, Covered Securities trades executed by all Employees, members of their households, and other related parties. The Policy requires that Employees:

1.	Disclose and allow reporting of all Securities Holdings, Covered Securities trades, and Covered Accounts,
2.	Use only permitted brokerage accounts to hold Covered Securities or Covered Accounts,
3.	Pre-clear securities trades, and
4.	Refrain from (a) trading while in possession of material non-public information, or (b) any prohibited trading practices.[1]

II.	Scope of Policy

This Policy governs all Bessemer Trust Employees. This Policy also governs the trading of Covered Securities by (i) any person who shares an Employee’s home, (ii) any person to whom an Employee provides primary financial support, and (iii) any other person or through any relationship that provides an Employee with any direct or indirect financial interest in, or with sole or shared voting or investment power over, Covered Securities.

III.	Reporting of Covered Accounts and Securities Holdings

Upon an Employee’s first date of employment and then on an ongoing basis thereafter, an Employee must report the existence of, and any changes to their (i) Securities Holdings and (ii) Covered Accounts.

IV.	Use of Approved Brokers

All Covered Accounts must be maintained with one or more of the following approved brokers: E*Trade, Fidelity, Merrill Lynch, Charles Schwab, and TD Ameritrade. Employees must transition their Covered Accounts to an approved broker within ninety days of their first date of employment and must provide copies of all account statements and trade confirmations during the transition.

1 Additional mandatory procedures are set forth in the Bessemer Trust Personal Trading Procedures.

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V.	Pre-clearance of Trades of Covered Securities

Pre-clearance and approval by Compliance is required before the execution of any Discretionary Trade of Covered Securities in Covered Accounts.2 Pre-clearance is also required before any investment that would cause you to obtain a Beneficial Interest in an Initial Public Offering, Limited Offering, or any private placement, special investment plan, or other private offering, including any investment in Bessemer Trust alternative funds.3

VI.	Holding Periods and Trading Restrictions

Covered Securities for which you have Beneficial Ownership must be held for (i) sixty calendar days before they may be sold at a gain and (ii) ten business days before they may be sold at a loss. As set forth in Bessemer Trust’s Personal Trading Procedures, Investment Management Employees are not permitted to engage in Discretionary Trades of a Covered Security within seven calendar days before the commencement, or prior to the fourth business day after the completion, of any Open Order involving the Covered Security

VII.	Hardship Exemption

If the requirements set forth above place an undue burden or financial hardship upon an Employee or the owners of any Covered Security of which an Employee has a Beneficial Ownership, a written request for an exception that provides specific details of the hardship may be submitted to Compliance, which may consult with General Counsel in considering the request.

VIII.	Insider Trading and Prohibited Trading Practices Policy

Bessemer Trust’s Insider Trading and Prohibited Trading Practices Policy is incorporated by reference into this Policy and summarized below.4

A.	Prohibition on Insider Trading

Buying, selling, or recommending securities by or for an Employee, a member of their family, a Bessemer Trust client, a Bessemer Trust portfolio, or any other person or

2 Although an Employee’s manager’s approval is not required, an Employee’s manager may be advised of an Employee’s trading activity.

3 Employees must use (i) the Employee Trading Pre-clearance Tool (“PTool”) to pre-clear trades of Covered Securities, (ii) the IPO workflow for investments in initial public offerings, and (iii) the Private Placement approval workflow for private placements. If the trade cannot be pre-cleared through the PTool, the IPO workflow, or the Private Placement workflow, either because the security is not traded on a U.S. exchange or because the workflows are not available to the Employee, Employees must pre-clear the transaction by e-mailing complete transaction details to PersonalTrading@Bessemer.com. (A follow-up phone call is advisable to ensure that the email was received.).

4 This section is only a brief summary of the Bessemer Trust Insider Trading and Prohibited Trading Practices Policy, and you are required to read and comply with the full text of that policy. That policy also defines certain of the terms used in this summary.

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Organization while in possession of material non-public information is prohibited by law and this Policy. Violations of this prohibition can result in immediate termination of employment and a referral to regulatory authorities.

B.	Definition of Material Non-public Information

Information about an issuer of securities or the value of securities is considered “material” if a reasonable investor would view the information as significantly altering the “total mix” of information available about the issuer or a security. In other words, information is material if it would affect a reasonable investor’s decision to buy or sell securities.5

Information about an issuer of securities or the value of securities is considered “non-public” if it has not been publicly disclosed by the issuer or is not otherwise in the public domain. Any questions about whether information meets these definitions should be referred to Compliance.

C.	Reporting the Receipt of Material Non-public Information

You must notify Compliance immediately if you receive material non-public information or believe that another Employee or client is trading or attempting to trade while in possession of such information.6 The impacted securities will then be placed on a restricted list that prohibits trading in such securities by any Employee for any reason, whether for themselves, a client, a Bessemer Trust portfolio, or any other person.

Any doubt about whether an Employee or client is in possession of material non-public information should be resolved by reporting the information and ceasing all trading or recommendation of the securities.

D.	Prohibition on Sharing Non-public Information

Other than notifying Compliance as directed above, the communication of non-public information to any other person or Organization for any reason is prohibited by law and this Policy. Doing so can result in immediate termination of employment and a referral to regulatory authorities.

E.	Other Prohibited Trading Practices

5 While a wide variety of information about an issuer of securities or the value of securities could be considered material, items of particular concern include knowledge of the following: pending orders for an issuer’s products or services; pending changes to analyst recommendations or credit ratings; the grant of a patent or other approval by a government agency, such as FDA approval of a new medicine; corporate finance activity, including dividend or stock buy-back policies; mergers, acquisitions, or divestitures; and advance information about an issuer’s earnings or financial condition, including its solvency.

6 Such reports should be made in writing to the internal “Compliance” e-mail address.

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In addition to avoiding trading while in possession of material non-public information, you must also avoid additional, prohibited trading practices, including:

i.	High-risk trading activities using puts, calls, and other derivatives;
ii.	Front running or tailgating client or firm trades;
iii.	Trading based on information learned from investment advisors to Bessemer Trust or the Old Westbury funds;
iv.	Selectively disclosing information about investment strategies, transactions, and fund or client holdings;
v.	Spreading rumors about securities; and
vi.	Market timing and late trading.

IX.	Other Policies and Procedures

This Policy is to be read in conjunction with Bessemer Trust’s Code of Ethics, Insider Trading and Prohibited Trading Practices Policy, and Personal Trading Procedures.

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GLOSSARY

Affiliated Investment Company: means any investment company, registered under the Investment Company Act of 1940 (“40 Act”) for which BIM serves as an investment adviser or any such investment company whose investment adviser or principal underwriter controls BIM, is controlled by BIM, or is under common control with BIM.

Beneficial Ownership: Employees are considered to have “Beneficial Ownership” of any Covered Securities in which they have a direct or indirect financial interest.7 A “financial interest” is defined broadly and means any opportunity, directly or indirectly, to profit, or share in any profit derived from, a transaction in the subject Covered Securities.

For the avoidance of doubt, Employees have a “direct financial interest” in any Covered Securities that they hold in their own name, either individually or jointly. Employees have an “indirect financial interest” in any Covered Securities held by their spouse or domestic partner (whether or not such legal status is recognized by local law), their minor children, any other person who shares their home, and any other person to whom the Employee provides primary financial support.

Employees also have an indirect financial interest in any Covered Securities held by an entity or person with whom they have a contractual or other relationship that provides them with any financial interest in, or with sole or shared voting or investment power over, the securities. Such entities and relationships include, among other things, partnerships in which an Employee is a general partner, trusts of which an Employee is a trustee, estates of which an Employee is an executor, Covered Securities for which an Employee acts as custodian, and any investment club (or similar organization) in which you are a member.

Bessemer Trust: The Bessemer Group, Incorporated and its subsidiaries, and each of them.

BIM: Bessemer Investment Management LLC, an entity that is an investment advisory company registered under the Investment Advisers Act of 1940 (“Advisers Act”).

BIM Employee: Every BIM employee, whether full or part time, or consultant.

Client: Every Bessemer Trust client, including trust accounts, whose assets are invested in any common trust fund, collective fund, alternative investment fund, investment management or investment advisory account with respect to which Bessemer Trust exercises investment discretion or provides investment advice, and any investor in a Bessemer Trust-advised mutual fund.

Commodities: Any commodity option, future, or similar agreement to purchase or sell a commodity for delivery in the future.

7 As used here, Beneficial Ownership has the same meaning as set forth in Section 16 of the Securities Exchange Act of 1934 and related Rule 16a-1(a)(2).

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Compliance: The Compliance Department of Bessemer Trust.

Consultant: Third-parties who provide services to Bessemer Trust in exchange for a fee. Generally speaking, Consultants are not provided access to the Bessemer Trust email system or other information systems and do not work in a Bessemer Trust office. Consultants are generally not deemed to be an “Access Person” under the Advisers Act.

Covered Account: Any trust, brokerage, custodial or similar investment account that holds Covered Securities in which an Employee has Beneficial Ownership, or in which an Employee can effect a transaction in Covered Securities or Commodities in which they will have Beneficial Ownership.

As noted above, this includes any accounts held by, or in the name of, an Employee’s spouse, an Employee’s minor children, or any relative who shares an Employee’s home, or other persons by reason of any contract, arrangement, understanding or relationship that provides an Employee with sole or shared voting or investment power.

Covered Security: “Covered Security” includes, among other security types, stocks, bonds, notes, debentures (collectively “Securities”), Commodities and any option to buy or sell Securities or Commodities. Certain cryptocurrencies may also be considered Covered Securities.8

Exchange Traded Funds (“ETFs”) and Unit Investment Trusts are also considered Covered Securities, but only ETFs are required to be pre-cleared as set forth in this Policy and the Bessemer Trust Personal Trading Procedures. A “Covered Security” does not include: (a) United States government securities, (b) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (c) shares issued by money market funds, and (d) shares issued by any open-end investment companies registered under the 40 Act.

Discretionary Trades: All transactions in Covered Securities are considered “Discretionary Trades” unless the transaction is (i) non-volitional on your part (including, for example, additional securities purchases through a pre-cleared automatic investment plan or a purchase or sale effected by an independent investment manager for a pension, mutual fund, or retirement plan), or (ii) made in a Covered Account over which you have given investment discretion to an independent third party, or over which you do not, in fact, exercise investment discretion, provided that you have certified in writing that you do not exercise such discretion.

8 The term “security” is defined broadly and, as set forth in Section 2(a)(36) of the 40 Act, includes “any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.”

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Employee: Every employee, whether full or part time, of any Bessemer Trust entity and any consultants deemed to be Employees by Human Resources. Such a person is also deemed an “Access Person” under the Advisers Act.

Initial Public Offering: Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Investment Department: The Investment Department of Bessemer Trust.

Investment Management Employee: An Investment Management Employee is any person that Compliance determines is an “Advisor Access Person” under the Advisers Act and Rule 17j-1. Such persons include:

•	any BIM Employee;
•	any Investment Department Employee; and
•	any member of the Bessemer Trust Company, N.A. Investment Policy and Strategy Committee.

Limited Offering: Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Open Order: A purchase or sale program during which Bessemer Trust is purchasing or selling Covered Securities for an Affiliated Investment Company or a common trust fund. However, an Open Order does not include rebalancing or liquidity transactions in an Affiliated Investment Company or common trust fund.

Securities Holdings: All Covered Securities and Old Westbury Funds in which you have Beneficial Ownership.

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THE BESSEMER GROUP, INCORPORATED

PERSONAL TRADING PROCEDURES

I.	Executive Summary

Bessemer Trust has adopted these Personal Trading Procedures (“Procedures”) to guide Bessemer Trust Employees in complying with the Personal Trading Policy (“Policy”).

II.	Personal Trading Policy

Bessemer Trust adopted the Policy to facilitate the supervision of, and to prevent insider trading in, securities trades executed by all Employees, members of their households, and other related parties. The Policy requires that you:

1.	Disclose and allow reporting of all Securities Holdings, Covered Securities trades and Covered Accounts,
2.	Use only approved accounts to hold Covered Securities,
3.	Pre-clear trades in Covered Securities, and
4.	Refrain from (a) trading while in possession of material non-public information, or (b) any prohibited trading practices.

III.	Scope of Policy and Procedures

The Policy and these Procedures govern all Bessemer Trust Employees.1 The Policy and these Procedures also govern the trading of Covered Securities by (i) any person who shares an employee’s home, (ii) any person to whom an Employee provides primary financial support, and (iii) any other person or through any relationship that provides and Employee with any direct or indirect financial interest in, or with sole or shared voting or investment power over, Covered Securities. If you have any questions concerning a trade, please contact Compliance in advance of trading (212-708-1063 or PersonalTrading@bessemer.com).

IV.	Reporting of Covered Accounts and Securities Holdings

Upon your first date of employment and then on an ongoing basis thereafter, Employees must report the existence of, and any changes to their (i) Covered Accounts, and (ii) Securities Holdings.

a.	Initial Holdings Report

Within 10 days of first date of employment (i.e., when you become an Employee), Employees must identify and disclose to Compliance, in writing, all Covered Accounts and Securities Holdings in which they have Beneficial Ownership. The information contained in the report must be current as of the date no more than 45 days prior to the date employment began. Compliance

1 Each Employee is considered an Access Person, and each Investment Management Employee is considered an Adviser Access Person, under the Advisers Act, the Policy, and these Procedures.

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shall direct, and Employees shall consent in writing to such direction, the financial institution (such as a brokerage firm) holding a Covered Account to provide duplicate confirmations and/or account statements to Compliance, except as provided below.

i.	Content of Initial Reports

The initial holdings report, or alternatively a statement from the financial institution that holds a Covered Account to be reported, such as a brokerage account statement, must contain for each Covered Security the: (i) date of the report; (ii) title and type of each Covered Security, (iii) exchange ticker symbol or CUSIP number, if any, (iv) number of Covered Securities, (v) the value of the Covered Securities; and (vi) name and contact information for the financial institution holding the Covered Securities.

b.	Quarterly and Annual Transaction Reports

Using the forms sent to Employees each quarter and annually by Compliance, Employees must furnish a report or equivalent information to Compliance within thirty days after the end of each calendar quarter/year.

With respect to any transactions in Covered Securities in the prior calendar quarter/year which were not otherwise reported during the quarter/year and in which an Employee had Beneficial Ownership, Employees must submit a report to Compliance showing (i) title and exchange ticker symbol or CUSIP number; (ii) the date of the report; (iii) the date of the transaction, the name, class and number of shares, and the principal amount, interest rate and maturity date (if applicable) of each Covered Security involved; (iv) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (v) the price at which the transaction was effected; and (vi) the name of the financial institution with or through which the transaction was effected.

With respect to any new Covered Account established during the prior quarter/year, Employees must submit a report to Compliance showing the (i) date of the report; (ii) name of the financial institution holding the Covered Account; and (iii) date the Covered Account was established.

i.	Adviser Access Person Quarterly Report Requirements

Investment Management Employees (i.e., Adviser Access Persons) must submit a quarterly transaction report even if there were no activities during the quarter or if the activities were otherwise reported. All other Employees are not required to submit a report unless they engaged in activities that were not reported previously.

c.	Exceptions to Reporting Requirements

i.         A statement from a financial institution holding a Covered Account that contains all the required information, such as a brokerage account statement, may be submitted in lieu of a separate initial or annual holdings report.

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ii.         Employees need only file a certification if the report would duplicate information contained in account statements if such statements are received by Compliance no later than 30 days after the end of the applicable calendar quarter/year.

iii.        Third-Party Discretion Exemption. Once an initial report of the Covered Account has been made, further reports need not be made concerning a Covered Account that has been granted a Third-Party Discretion Exemption. A Third-Party Discretion Exemption is potentially available for any Covered Account over which (a) an independent third party exercises investment discretion, and (b) the Employee certifies in writing that they (nor a Member of Their Family) do not exercise control, directly or indirectly, may be eligible for the exemption. To obtain the exemption, please submit a request to the Chief Compliance Officer (by email to Compliance@Bessemer.com), who will require the Employee and the third-party trustee or discretionary investment adviser to certify in writing, from time-to-time, that the Employee will not be exercising, and have not exercised, any direct or indirect control over the investment decisions made for the Covered Account.

iv.        Once an initial report has been made of a Covered Account that is an automatic reinvestment plan, no further reports need be made, provided, however, that the initial investment in a plan and any subsequent transactions that override a pre-set schedule or allocation must be pre-cleared as per below.

iv.        Employee stock purchase plans (e.g., for a spouse who works at a public company) and the Bessemer Trust 401(k) and other related Bessemer Trust retirement accounts are not considered Covered Accounts, and therefore no reports concerning these accounts need to be made.

d.	Confidentiality

All reports of Covered Accounts, Securities Holdings and transactions and any other information submitted pursuant to the Policy will be kept confidential to the greatest extent possible, provided, however, that such information may (a) be subject to review by Compliance, General Counsel, Internal Audit, and members of senior management, including an Employee’s manager, (b) be provided to non-affiliated companies that require the information to provide compliance, reporting, or other services, and (c) be provided to regulators or third-parties if required by law, court order, subpoena, or other document request.

V.	Use of Approved Brokers for Covered Accounts

All Covered Accounts in which an Employee has Beneficial Ownership must be maintained with an approved broker-dealer (listed on Appendix A (“Approved Brokers”)), unless otherwise expressly authorized as set forth herein. An Employee is not required to obtain approval prior to opening an account with an Approved Broker. However, Employees must notify Compliance within ten days of the opening of any new Covered Account with an Approved Broker.

If a Covered Account for a new Employee is not held by an Approved Broker, it must be closed and moved to an Approved Broker before the last day of the month during which an Employee

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reaches their 90th day of employment. In the interim, monthly statements and transactions reports must be loaded in the Employee Holdings application for each month during which a Covered Account is not held at an Approved Broker is held.

Under limited circumstances, including with respect to Bessemer Trust employees who maintain Bessemer Trust accounts, the Chief Compliance Officer may grant an exemption and permit an Employee to maintain or open a Covered Account with a financial institution that is not an Approved Broker. To request such an exemption, an Employee must submit a Non-Approved Broker Exemption Request (available through My Workflow application on the Bessemer Trust intranet) and receive approval prior to opening the account or within ninety days of the Employee’s first date of employment.

VI.	Pre-clearance of Securities Trades

Pre-clearance and approval by Compliance is required before the execution of any Discretionary Trade of Covered Securities in Covered Accounts. Pre-clearance is also required before any investment that would cause an Employee to obtain a Beneficial Interest in an Initial Public Offering, Limited Offering, or any private placement, special investment plan, or other private offering, including any investment in Bessemer Trust alternative funds.

a.	Pre-Clearance Procedures

Employees must use (i) the Employee Trading Pre-clearance Tool (“PTool”) to pre-clear trades of Covered Securities, (ii) the IPO workflow for investments in initial public offerings, and (iii) the Private Placement approval workflow for private placements. If the trade cannot be pre-cleared through the PTool, the IPO workflow, or the Private Placement workflow, either because the security is not traded on a U.S. exchange or because the workflows are not available to the Employee, Employees must pre-clear the transaction by e-mailing complete transaction details to PersonalTrading@Bessemer.com. (A follow-up phone call is advisable to ensure that the email was received.)

Upon receiving a pre-clearance request, Compliance will review all proposed Discretionary Trades against the current “watch list” and any Open Order and determine whether the intended trades are permissible under this Policy. In this regard, Compliance will generally2:

•	verify that the transaction requested complies with the Policy;
•	verify that there are no trading restrictions on the Covered Securities to be traded; and
•	communicate authorization of the trade to the Employee by e-mail.

Compliance may refuse to grant clearance of a personal securities transaction as necessary in its discretion to uphold the letter, spirit, and objectives of the Policy. Even if a proposed transaction is approved, Employees must not engage in fraudulent or manipulative practices as set forth in the Insider Trading and Prohibited Trading Practices Policy.

2 The purchase or sale of investments in private placements, special investment plans, or other private offerings, including any investment in Bessemer Trust alternative funds, may be subject to an additional or alternative pre-clearance review as the circumstances may warrant.

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b.	Time Limits on Pre-Cleared Trades

All approved Covered Securities transactions, and the submission of limit and stop-loss orders to a broker-dealer, must be placed between the hours of 9:30 a.m. and 4:00 p.m. (New York time). If the transaction is not completed between 9:30 a.m. and 4:00 p.m. on the date of pre-clearance, a new pre-clearance must be obtained for a subsequent trading day. Excepted from this requirement are trades that were properly cleared and entered by an Employee but held over until the next business day for execution by the broker without a change in the order. Trading after hours is limited to online trading with an Approved Broker, and all such trades must be placed prior to midnight on the day authorized.

Purchases through an issuer’s direct purchase plan must be pre-cleared on the date the purchaser writes the check to the issuer’s agent. The authorization of purchases through an issuer’s direct purchase plan will remain effective until the issuer’s agent purchases the Covered Securities.

c.	Exceptions to the Trade Pre-Clearance Requirement

All transactions in Covered Securities are considered “Discretionary Trades” and subject to pre-clearance unless the transaction is (i) non-volitional on the Employee’s part (including, for example, additional securities purchases through a pre-cleared automatic investment plan or a purchase or sale effected by an independent investment manager for a pension, mutual fund, or retirement plan), or (ii) made in a Covered Account for which an Employee has been provided a Third-Party Discretion Exemption as provided above.3 However, Compliance may require pre-clearance of such purchases and sales if Compliance determines such pre-clearance is necessary to carry out the purposes of the Policy.

VII.	Holding Periods and Additional Restrictions on Personal Trading

a.	Prohibition on Short-Term Trading.

Covered Securities of which Employees have Beneficial Ownership must be held for (i) sixty calendar days before they may be sold at a gain and (ii) ten business days before they may be sold at a loss. Any profits realized on trades executed within the 60-day holding period shall be disgorged to Bessemer Trust or to a charitable organization as determined by Compliance, which will consult with General Counsel and the Chief Executive Officer as necessary. Additional holding period restrictions are applicable to Investment Management Employees (see below regarding Blackout Periods).

3 Employees are not required to pre-clear the acquisition of Covered Securities acquired through:

1.	Automatic reinvestment plans, provided, however, that the initial investment in a plan and any subsequent transactions that override a pre-set schedule or allocation must be pre-cleared;
2.	Employee stock purchase plans; or
3.	The exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
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b.	Prohibition on Futures and Options Trading

Employees are prohibited from trading in futures, options on futures, and forward contracts. Employees are also prohibited from trading in warrants or options (with the exception of listed warrants or options) on physical commodities and currencies. Employees may trade listed equity and index options and equity warrants; however there is a 60-day holding period from the trade date. As noted above with respect to Securities Holdings, all Commodities and Commodities accounts must be disclosed to Compliance within 10 days of the first date of employment. Depending on and Employee’s role with respect to any Bessemer Trust commodity pool, such Commodities accounts may have to be liquidated and closed.

c.	Restriction on Limit Orders

Employees may enter into limit orders, GTC (good till cancelled) orders, or stop loss orders that extend beyond the day the covered security is pre-cleared, provided that the order is placed with the broker-dealer within the time frame set forth in Section VI.b. above and the Employee does not make changes to the order. If any changes are made to the order, the entire trade must be pre-cleared and submitted again.

d.	Prohibition on Limited Offering and Initial Public Offering Purchases

Employees are prohibited from the following activities unless approved in advance by Compliance:

i.	purchasing any security in a private placement or other Limited Offering; and
ii.	purchasing any security during an Initial Public Offering (or other “New Issues”).

There are additional restrictions on participation in New Issues if an Employee has been notified by Compliance that they are considered a “Restricted Person” under FINRA Conduct Rule 5130 or a “Covered Person” under FINRA Conduct Rule 5131. Generally, any Bessemer Trust “portfolio manager,” including anyone with authority to buy or sell securities for a Bessemer Trust bank, client account, investment company, investment advisor, or collective investment account, and any Member of Their Family, is considered a Restricted Person under Rule 5130. Further, all senior Bessemer Trust officers are “Covered Persons” under Rule 5131. Compliance will maintain a list of Restricted Persons and Covered Persons and notify them of their status as such.

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e.	Blackout Periods

Investment Management Employees are not permitted to engage in Discretionary Trades of a Covered Security within seven calendar days before the commencement, or prior to the fourth business day after the completion, of any Open Order involving the Covered Security (“Blackout Periods”). Subject to the exceptions noted below, Investment Management Employees may be required to reverse a Discretionary Trade executed during a Blackout Period notwithstanding the pre-clearance of such trade.

f.	Exceptions to Blackout Periods

An Investment Management Employee will not be required to reverse a Discretionary Trade of a Covered Security that would otherwise not be permitted during a Blackout Period if Compliance determines that such Investment Management Employee in fact had no knowledge of the Open Order involving the Covered Security. Further, the Blackout Periods shall not apply to sales that are made pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

VIII.	Hardship Exemption

If the requirements set forth above place an undue burden or financial hardship upon an Employee or the owners of any Covered Security in which an Employee has a Beneficial Interest, a written request for an exception that provides specific details of the hardship may be submitted to Compliance, which may consult with General Counsel in considering the request. Such requests will be considered in light of the overall purpose of the Policy and any additional administrative burdens that the grant or denial of such a request may create for either Bessemer Trust or the owners of any Covered Security in which an Employee has a Beneficial Interest.

IX.       Administration and Enforcement of the Policy4

a.	Employee Acknowledgment and Certification

The Policy and these Procedures are incorporated by reference in the Bessemer Trust Code of Ethics (“Code of Ethics”) and all Employees are required to provide written acknowledgement of their receipt of the Code of Ethics and indicate their agreement to abide by its terms, which include the Policy and these Procedures. In addition, Employees will be required to certify annually that they are in compliance with the Policy.

b.	Policy Violations: Reporting and Penalties

Any other Employee who discovers a possible violation of the Policy must promptly report the possible violation to Compliance, which, in its discretion, may notify General Counsel and

4 Additional provisions related to the administration of the Policy, including procedures related to the investigation and classification of violations, can be found in Appendix C.

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Bessemer Trust’s Chief Executive Officer. As set forth in the Code of Ethics, violations of any Bessemer Trust policy, or any law or regulation, can lead to disciplinary action which may include, without limitation, one or more of a warning or letter of reprimand, demotion, loss of merit compensation increases, loss or reduction of any bonus or other discretionary incentive compensation award, suspension without pay, or termination of employment. To report a suspected or actual violation, please send an e-mail to Code_of_Ethics@Bessemer.com. All reports will be promptly considered and appropriate action will be taken.

Reports of violations or suspected violations will be kept confidential to the extent possible, and, as set forth below, all Employees will be protected from retaliation for making a report. Employees who wish to report such circumstances anonymously may do so using the “Anonymous E-Mailer” tool that can be found on the Bessemer Trust Intranet under the Applications tab (or by clicking here).

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GLOSSARY5

Affiliated Investment Company: Any investment company that is registered under the Investment Company Act of 1940 (“40 Act”) and for which BIM serves as an investment adviser, or any investment company whose investment adviser or principal underwriter controls BIM, is controlled by BIM, or is under common control with BIM.

Beneficial Ownership: Employees are considered to have “Beneficial Ownership” of any Covered Securities in which they have a direct or indirect financial interest.6 A “financial interest” is defined broadly and means any opportunity, directly or indirectly, to profit, or share in any profit derived from, a transaction in the subject Covered Securities.

For the avoidance of doubt, Employees have a “direct financial interest” in any Covered Securities that they hold in their own name, either individually or jointly. Employees have an “indirect financial interest” in any Covered Securities held by their spouse or domestic partner (whether or not such legal status is recognized by local law), their minor children, any other person who shares your home, and any other person to whom the Employee provides primary financial support.

Employees also have an indirect financial interest in any Covered Securities held by an entity or person with whom they have a contractual or other relationship that provides them with any financial interest in, or with sole or shared voting or investment power over, the Covered Securities. Such entities and relationships include, among other things, partnerships in which an Employee is are a general partner, trusts of which an Employee is a trustee, estates of which an Employee is an executor, securities for which an Employee acts as custodian, and any investment club (or similar) in which an Employee is a member

Bessemer Trust: The Bessemer Group, Incorporated and its subsidiaries, and each of them.

BIM: Bessemer Investment Management, LLC, an entity that is an investment advisory company registered under the Investment Advisers Act of 1940 (“Advisers Act”).

BIM Employee: Every BIM employee, whether full or part time, or consultant.

Board of Directors: The Board of Directors or trustees of any Bessemer Trust entity.

Chief Compliance Officer: Bessemer Trust’s Chief Compliance Officer.

Client: Every Bessemer Trust client, including trust accounts, whose assets are invested in any common trust fund, collective fund, alternative investment fund, investment management or

5 The definitions and terms used in the Policy are intended to mean the same as they do under the Advisers Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the Advisers Act or other federal securities laws, as applicable.

6 As used here, Beneficial Ownership has the same meaning as set forth in Section 16 of the Securities Exchange Act of 1934 and related Rule 16a-1(a)(2).

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investment advisory account with respect to which Bessemer Trust exercises investment discretion or provides investment advice, and any investor in an Affiliated Investment Company Bessemer Trust-advised mutual fund.

Commodities: Any commodity option, future, or similar agreement to purchase or sell a commodity for delivery in the future.

Compliance: The Compliance Department of Bessemer Trust.

Consultant: Third-parties who provide services to Bessemer Trust in exchange for a fee. Generally speaking, Consultants are not provided access to the Bessemer Trust email system or other information systems and do not work in a Bessemer Trust office. Consultants are generally not deemed to be an “Access Person” under the Advisers Act.

Control: Control is defined in Section 2(a)(9) of the 40 Act, which provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Covered Account: Any trust, brokerage, custodial or similar investment account that holds Covered Securities in which an Employee has Beneficial Ownership, or in which an Employee can effect a transaction in Covered Securities in which they will have Beneficial Ownership.

As noted above, this includes any accounts held by, or in the name of, an Employee’s spouse, an Employee’s minor children, or any relative who shares an Employee’s home, or other persons by reason of any contract, arrangement, understanding or relationship that provides an Employee with sole or shared voting or investment power.

Covered Security: “Covered Security” includes, among other security types, stocks, bonds, notes, debentures, (collectively “Securities”), Commodities, any option to buy or sell Securities or Commodities, and investments in private placements, special investment plans, or other private offerings, including any investment in Bessemer Trust alternative funds. Certain cryptocurrencies may also be considered Covered Securities.7

7 The term “security” is defined broadly and, as set forth in Section 2(a)(36) of the Investment Company Act of 1940, includes as “any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.”

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Exchange Traded Funds (“ETFs”) and Unit Investment Trusts are also considered Covered Securities, but only ETFs are required to be pre-cleared as set forth in this Policy and the Bessemer Trust Personal Trading Procedures. However, a “Covered Security” does not include: (a) United States government securities, (b) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments8, including repurchase agreements, (c) shares issued by money market funds, and (d) shares issued by any open-end investment companies registered under the 40 Act.

Employee: Every employee, whether full or part time, of any Bessemer Trust entity and any consultants deemed to be Employees by Human Resources. Such a person is also deemed an “Access Person” under the Advisers Act.

General Counsel: The Legal Department of Bessemer Trust.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Investment Department: The Bessemer Trust Investment Department.

Investment Management Employee: An Investment Management Employee is any person that Compliance determines is an “Advisor Access Person” under the Advisers Act and Rule 17j-1. Such persons include:

•	any BIM Employee;
•	any Investment Department Employee; and
•	any member of the Bessemer Trust Company, N.A. Investment Policy and Strategy Committee.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Open Order: A purchase or sale program during which Bessemer Trust is purchasing or selling Covered Securities for an Affiliated Investment Company or a common trust fund. However, an Open Order does not include rebalancing or liquidity transactions in an Affiliated Investment Company or common trust fund.

Securities Holdings: All Covered Securities and Old Westbury Funds in which an Employee has Beneficial Ownership.

8 High quality short-term debt instruments means debt instruments that have less than one year remaining to final maturity, rated AA-/Aa3 (S&P/Moody’s) or better. Such instruments should also have a liquidity similar to prime-grade (A1+/P1-rated) commercial paper.

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APPENDIX A – Entities and Investment Companies

BESSEMER TRUST ENTITIES

1.	The Bessemer Group Incorporated
2.	Bessemer Trust Company, N.A.
3.	Bessemer Trust Company
4.	Bessemer Trust Company of Delaware, N.A.
5.	Bessemer Trust Company of Florida
6.	Bessemer Trust Company of California, N. A.
7.	Bessemer Trust Company (Cayman) Limited
8.	Bessemer Group (U.K.) Limited
9.	Bessemer Trust Company (U.K.) Limited
11.	Bessemer Investor Services, Inc.
12.	Bessemer Investment Management LLC*
13.	Brundage, Story and Rose LLC
14.	Bessemer Trust Company (New Zealand) Limited

*Registered Investment Adviser

INVESTMENT COMPANIES ADVISED (each an “Affiliated Investment Company”)

Old Westbury Funds, Inc.

Old Westbury Large Cap Core
Old Westbury Large Cap Strategies

Old Westbury Global Small & Mid Cap Fund
Old Westbury Global Opportunities Fund
Old Westbury Real Return Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury All Cap ESG Fund

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APPENDIX B - Approved Broker List

Charles Schwab & Co., Inc.

E*Trade Securities LLC

Fidelity Investments

Merrill Lynch Bank of America Corporation

Morgan Stanley Smith Barney LLC

TD Ameritrade

UBS Financial Services Inc.

Wells Fargo Advisors

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APPENDIX C - Compliance Department’s Duties and Responsibilities

A.	Administration of the Policy

Compliance shall have responsibility for the overall administration of the Policy, and its duties shall include:

1.	continuously maintaining a list of all current Employees and Investment Management Employees who are under a duty to make reports or pre-clear transactions under the Policy;
2.	providing Employees and Investment Management Employees with a copy of and continuous access to the Policy, and any amendments, and informing them of their duties and obligations hereunder;
3.	advising all Investment Management Employees of their status as such;
4.	reviewing all quarterly securities transactions reports required to be filed pursuant to the Policy, and maintaining a record of such review, including the name of the Compliance personnel performing the review;
5.	reviewing all initial and annual securities position reports required to be filed pursuant to the Policy, and maintaining a record of such review, including the name of the Compliance personnel performing the review;
6.	maintaining listings of all personal securities transactions effected by persons subject to reporting requirements under the Policy and comparing such transactions with completed portfolio transactions of Clients or Affiliated Investment Companies to determine whether a violation of the Policy may have occurred;
7.	conducting such investigations as shall reasonably be required to detect any apparent violations of the Policy;
8.	reporting violations to the Chief Executive Officer and General Counsel on a periodic basis, and at least quarterly; and
9.	reporting any material violations on at least an annual basis to the Bessemer Trust Board of Directors for matters related to Employees and to the Board of any Affiliated Investment Company for matters related to BIM Employees. [9]

B.	Material Violations

“Material violations” of the Policy or the Procedures include:

i.	any willful violation of the Policy or these Procedures by an Employee;
ii.	any violation of the Policy or these Procedures that results in the disgorgement of a material amount of gain or loss avoided;
iii.	a third violation of the Policy or these Procedures by an Employee within a two-year period, irrespective of the nature of the violation or amount of gain or loss avoided; and

9 Bessemer Trust is also obligated to report conduct by its employees to governmental and regulatory agencies in certain circumstances.

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iv.	any other violation of the Policy or these Procedures that Compliance, in consultation with General Counsel, determines presents a material risk or concern to Bessemer Trust.

C.	Potential Penalties for Policy Violations

In addition to the potential disciplinary actions described above, violations of the Policy or these Procedures can result in suspension or termination of an Employee’s trading privileges or disgorgement of any gains or losses avoided. Such penalties shall be determined by Compliance in consultation with the Chief Executive Officer and General Counsel.

D.	Recordkeeping

Bessemer Trust shall maintain the following records:

1.	a copy of each report made by an Employee as required by the Policy and all records of trades must be maintained for at least seven years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
2.	a record of all Employees, currently or within the past seven years, who are or were required to make reports under the Policy, and who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;
3.	a record containing a description of issues arising under the Policy or these Procedures, including, but not limited to, material violations of the Policy or these Procedures and sanctions imposed in response to material violations, must be maintained for at least seven years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;
4.	a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Employee of securities in an Initial Public Offering or in a Limited Offering; and
5.	a copy of any decision to approve a waiver from any restriction or procedure contained in the Policy or these Procedures.

Compliance shall have responsibility for maintaining these records.

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THE BESSEMER GROUP, INCORPORATED

INSIDER TRADING AND PROHIBITED TRADING PRACTICES POLICY

I.	Executive Summary

Pursuant to this Insider Trading and Prohibited Trading Practices Policy (“Policy”), Bessemer Trust employees shall not buy, sell or recommend a security while in possession of material non-public information about the issuer or the value of the security or where a Bessemer Trust employee believes a client is seeking to trade based on such information. Further, Bessemer Trust employees shall not engage in trading practices that are unethical or intended to manipulate securities prices or markets, including the practices described herein.

II.	Insider Trading and Other Prohibited Trading Practices

A. Prohibition on Insider Trading

Buying, selling, or recommending securities for you, a Member of Your Family, a Bessemer Trust client, a Bessemer Trust portfolio, or any other person or Organization while in possession of material non-public information is prohibited by law and this Policy. Doing so can result in immediate termination and a referral to regulatory authorities.

B. Definition of Material Non-public Information

Information about an issuer of securities or the value of securities is considered “material” if a reasonable investor would view the information as significantly altering the “total mix” of information available about the issuer or the security. In other words, information is material if it would impact a reasonable investor’s decision to buy or sell securities.

Information about an issuer of securities or the value of securities is considered “non-public” if it has not been disclosed by the issuer of the securities or is not otherwise in the public domain.

Any questions about whether information meets these definitions should be referred to Compliance or General Counsel.

C. Reporting the Receipt of Material Non-public Information; Insiders

If you receive material non-public information or believe that a Bessemer Trust employee or client is trading or attempting to trade based on such information, you must immediately notify Compliance. The impacted securities will then be placed on a restricted list that prohibits trading in such securities by any Bessemer Trust employee for any reason, whether for themselves, a client, a Bessemer Trust portfolio, or any other person.

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Reviewed November 2017

Federal law defines “Insiders” as the officers and directors of an issuer of a class of securities and every person who is directly or indirectly a beneficial owner of more than 10% of the issuer. Because of their access to material non-public information, interactions with Insiders raise significant insider trading risks for Bessemer Trust. For example, Bessemer Trust employees may have personal or client relationships with senior officers or directors of public companies, or may themselves be considered Insiders due to their outside activities or family members.

Bessemer Trust also frequently interacts with third-party investment managers who may be Insiders. Thus, you must be careful not to trade on information about securities received from any interaction with an Insider. Any doubt about whether you, a client, or a Bessemer Trust employee is in possession of material non-public information should be resolved in favor of reporting the information and ceasing all trading or recommendation of the securities.

D. Meetings with Company Management, Research and Other Information Sources

In addition to the risks posed by clients who are Insiders, private meetings with the management of the issuer of securities (all of whom, as noted above, are also generally considered “Insiders”) raise unique risks with respect to the communication of material non-public information. For that reason, employees attending such meetings must refrain from trading based on or sharing information received in such meetings if there is any question about whether it is non-public.

Further, Bessemer Trust must not purchase investment advice, research, or information from any source that you or any Bessemer Trust employee suspects is in possession of material non-public information, and any such suspicions should be reported to Compliance.1

E. Prohibition on Sharing Non-public Information

Other than notifying Compliance as directed above, the communication of material non-public information to any other person or Organization for any reason is prohibited by law and this Policy. Doing so can result in immediate termination and a referral to regulatory authorities.

F. Tender Offers

Tender offers represent a particular concern in the law of insider trading because tender offer activity often produces gyrations in the price of the target company’s securities. Thus, trading during this time period is more likely to attract regulatory attention and produces a disproportionate percentage of insider trading prosecutions.2

G. Derivatives and Other High-Risk Trading Activities

1 The Bessemer Investment Management, LLC (“BIM”) Compliance Manual includes additional guidance and restrictions for BIM employees whose research may include meetings with current or former Insiders.

2 The SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.

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Certain trading activities are risky not only because of the nature of the assets themselves, but also because of the potential that you, as the investor, or Bessemer Trust, for client assets, may be precluded from taking action necessary to close out a transaction during the pendency of a transaction if Bessemer Trust comes into possession of material non-public information concerning the underlying security. Examples include short sales of common stock and trading in derivative instruments such as option contracts to purchase (“call”) or sell (“put”) securities or commodity interests at predetermined prices. If Bessemer Trust comes into possession of material, non-public information about the issuer of the underlying securities, it may be necessary to cease trading, or become “frozen,” in both your position in the derivative security and in the underlying security, which may prevent you from closing out the position or taking other steps to mitigate losses. You, not Bessemer Trust, would bear any such losses for personal trades.

H. Front Running and Tailgating

Front running occurs when a firm or person uses information about a client’s or Bessemer Trust’s upcoming trading activities and enters trades for the firm or themselves before doing so for the client or the firm, taking advantage of the effects that the client or firm’s trades could have on the price of securities. Tailgating is the unethical practice of following a client’s or the firm’s trades with transactions for the firm or for themselves. You and the firm are prohibited from engaging in either of these activities for yourself or in any accounts managed for the benefit of firm’s clients.

I. Relationships with Third-Party Investment Advisers

Bessemer Trust invests in funds and separate accounts managed by third-party investment advisers (e.g., using sub-advisers in mutual funds and third-party managers in Bessemer Trust alternative funds). In doing so, Bessemer Trust may receive material non-public information about these advisers’ investment strategies and trading activities relating to publicly-traded securities. In addition, certain Bessemer Trust employees may also have access to systems that permit users to view the position data and trade activity engaged in by such sub-advisers or their funds. For the avoidance of doubt, you and Bessemer Trust are also prohibited from trading on, or improperly utilizing, such material non-public information, or from engaging in activities such as to “front run” or “tailgate” the trades of third-party investment advisers.

J. Selective Disclosure

Non-public information about Bessemer Trust’s investment strategies, transactions, and fund or client holdings may not be shared with third parties except as may be necessary to implement investment decisions, to conduct other legitimate business, or as provided by an approved policy or procedure of the firm or a fund. Accordingly, absent specific authorization, you must not disclose proposed or pending transactions or other sensitive information to any client or other outside individual or entity, with the sole exception of a counterparty that has a legitimate need to know the information or pursuant to an arrangement approved by Compliance.3

3 Federal securities laws and a Fund’s policies may also both limit the dissemination of such information, and selective dissemination could be viewed as impermissible favoritism in violation of Bessemer Trust’s fiduciary duties.

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K. Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the anti-fraud provisions of federal securities laws and is prohibited. A “rumor” for the purposes of this Policy includes information from an unverified source, such as from internet bulletin boards or social media. Information is unverified if the information has not been verified by an appropriate official of the issuer.

Bessemer Trust employees shall not knowingly circulate false rumors or sensational information that might reasonably be expected to affect the price or market conditions for one or more securities, sectors, or markets. Appropriate communications between Bessemer Trust and other market participants, including the legitimate conduct of research to verify information about a company, sector or market, are permissible, subject to the exercise of caution. Please consult General Counsel or Compliance in advance with any questions about the appropriateness of any communication.

L. Market Timing and Late Trading

“Market timing” refers to the practice of placing frequent trades in a registered investment company or other collective investment vehicle (a “Fund”) with the intent to take advantage of short-term fluctuations of a Fund’s net asset value. Late trading refers to the practice of placing orders to buy or sell interests in a Fund as of a particular date after the Fund has established the net asset value for that date. Late trading is typically conducted with the intent to transact at net asset values that are known to be incorrect because of market-moving events. The prospectuses of many Funds prohibit late trading and discourage or prohibit market timing.

Engaging in market timing or late trading is prohibited for personal trading accounts or any Bessemer Trust account or fund, and any client instructions that appear to reflect an attempt to engage in market timing or late trading should be reported to Compliance.

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GLOSSARY

Bessemer Trust: The Bessemer Group, Incorporated and its subsidiaries, and each of them.

Compliance: The Compliance Department of Bessemer Trust.

General Counsel: The Legal Department of Bessemer Trust.

Member of Your/Their Family: Any (i) near relative of yours, including your spouse, children, parents, siblings and dependents, (ii) individual or Organization that represents or acts as agent or fiduciary for those named, (iii) and other individuals or Organizations through which those named may receive a personal benefit.

Organization: Any corporation, partnership, association, joint venture, club, or other society or entity, either formal or otherwise.

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